June 05, 2025

Office of the Chief Accountant
Securities and Exchange Commission
460 Fifth Street N. W.
Washington, DC 20549

Re: World Scan Project, Inc.

Commission File Number 000-56208

Dear Sirs:

We have received a copy of, and are in agreement with, the statements being made by World Scan Project, Inc. in the para (a) of Item 4.01 of its Form 8-K dated May 27, 2025, and captioned “Changes in Registrant’s Certifying Accountant”

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Sincerely,

/s/ Mercurius & Associates LLP

A-94/8, Wazirpur Industrial Area
Main Ring Road, New Delhi-110052, India